Exhibit 99.1

PEMSTAR Reports Fiscal Second Quarter Results

ROCHESTER, Minn. Wednesday, November 1, 2006 – PEMSTAR Inc. (Nasdaq: PMTR), a leading provider of global engineering, product design, manufacturing and fulfillment services to technology, industrial and medical companies, today announced financial results for its fiscal 2007 second quarter ended September 30, 2006.

Revenue for the three months ended September 30, 2006 increased to $212.3 million, compared to $211.1 million in the same quarter a year ago. Sales from the September 30, 2006 quarter included approximately $52.5 million of additional revenue resulting from the full turnkey operation with a wireless handset customer, which was in the Company’s prior guidance.

Net income for the fiscal 2007 second quarter ended September 30, 2006 was $3.2 million or $ 0.07 per diluted share, compared to a net loss of $(13.5) million or $(0.30) per share in the same quarter a year ago. The prior year loss from continuing operations includes restructuring and impairment charges totaling $7.9 million or $(0.17) per share.

Al Berning, Chairman and CEO of PEMSTAR stated, “Our results reflect the continued execution on our business strategy. We remain focused on our more profitable markets of medical, industrial, instrumentation, military/aerospace and process equipment, which has resulted in strong positive adjusted EBITDA in the four quarters ended September 30, 2006. PEMSTAR continues to differentiate itself and add value to its customers through engineering excellence, and by leveraging the strength of our operations in key strategic locations worldwide.”

Business Update

During the second quarter of fiscal 2007, sales to the industrial sector accounted for 40.4% of net sales; computing and data storage was 23.5% of net sales; communications was 34.1% of net sales; and medical was 2.0% of net sales. Excluding incremental turnkey revenue, the adjusted percentages are 53.6%, 31.2%, 12.5% and 2.7%, respectively.

Accounts receivable at September 30, 2006 was $138.8 million with days sales outstanding (DSO) of 59 compared with $125.5 million in accounts receivable with DSO of 53 at June 30, 2006. Net inventories of $76.4 million as of September 30, 2006 with a turn rate of 10.2 times, compared with $64.2 million at June 30, 2006 and a turn rate of 12.4 times. PEMSTAR’s cash cycle was 37 days compared to the June quarter’s level of 31 days. The unrestricted cash balance at September 30, 2006, was $21.2 million, compared to $24.6 million at June 30, 2006. Liquidity, defined as worldwide unrestricted cash plus available domestic borrowing, was $38.4 million, as of September 30, 2006, compared to $40.7 million at June 30, 2006. Please note that the full turnkey transaction change in PEMSTAR’s Tianjin facility materially affected these statistical points given the increases in sales, accounts receivable and accounts payable. For example, without the turnkey impact, PEMSTAR’s cash cycle for the September quarter would have been 50 days.

Debt as of September 30, 2006, was $106.0 million, compared to $99.7 million as of June 30, 2006. Debt is calculated as debt plus capital leases, including current maturities in both cases.

Fiscal 2007 Third-Quarter Outlook

The following forward-looking statements are based on current expectations and today’s economic uncertainties make it difficult to project results going forward. PEMSTAR currently expects net sales in the fiscal 2007 third quarter ending December 31, 2006 will be in the range of $200 million to $220 million, including planned turnkey revenue in China, which is expected to decline sequentially, with net income of $0.06 to $0.10 per diluted share. As is the company’s practice, this guidance excludes reserves to adjust capacity to market conditions and customer demands, along with further restructuring or unusual charges.

PEMSTAR is in its final stages of completing an analysis of strategic alternatives for its Tianjin, China operations and expects conclusion in the next 30 days.

Use of Non-GAAP Measures

From time to time management uses financial measures which do not reflect “generally accepted accounting principles” (GAAP) in analyzing PEMSTAR’s operating performance, and believes that these non-GAAP measures may assist investors in analyzing the underlying trends in PEMSTAR’s business over time. Investors should consider any non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this press release, PEMSTAR has reported a non-GAAP measure for the fiscal quarter ended September 30, 2006 called “Adjusted EBITDA”, which represents earnings before certain restructuring charges as well as interest, taxes, depreciation and amortization. Management uses the adjusted EBITDA measure in its internal analysis and review of operational performance, monitoring compliance with debt agreement covenants and for providing guidance to investors. This press release also includes non-GAAP measures for the fiscal quarter ended September 30, 2006 called “adjusted percentages” which present PEMSTAR’s sales to each of the four main industry groups it serves as a percentage of PEMSTAR’s total net sales, but exclude from these sales and total net sales amounts the sales attributable to parts purchased from and then sold back to a significant wireless handset customer as part of the finished product. Management believes that these adjusted measures provide investors with useful information in comparing PEMSTAR’s performance over different periods, particularly when comparing this period to periods in which PEMSTAR did not incur some or all of the charges and adjustments described above. By using these non-GAAP measures management believes that investors get a better comparison of the performance of PEMSTAR’s underlying business. Management encourages investors to review PEMSTAR’s net income prepared in accordance with GAAP to understand its performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on PEMSTAR’s financial results. A reconciliation of the non-GAAP measures used in this release to their closest GAAP counterparts are included in tables appearing at the end of this release.

Investor Conference Call / Webcast Details

Investor Conference Call / Webcast Details PEMSTAR will host a live Webcast to review fiscal 2007 second-quarter results today, Wednesday, November 1, at 4:00 p.m. CT (5:00 p.m. ET). To access the Webcast, go to the investor relations portion of PEMSTAR’s Web site, www.pemstar.com, and click on the Webcast icon. A replay of the Webcast will be available on PEMSTAR’s Web site for one month.

If you do not have access to the Internet and want to listen to an audio replay of the second quarter conference call, phone 800-633-8284(domestic), or 402-977-9140 (international), access number 21306721. The telephone replay will be available beginning at 6:00 p.m. CT (7:00 p.m. ET) on Wednesday, November 1 through 6:00 p.m. CT (7:00 p.m. ET) on Friday, November 3.

About PEMSTAR

PEMSTAR Inc. (www.pemstar.com) provides a comprehensive range of engineering, product design, manufacturing and fulfillment services to customers on a global basis through facilities strategically located in North America, Asia and Europe. The company’s service offerings support customers’ needs from product development and design, through manufacturing to worldwide distribution and aftermarket support. PEMSTAR has over one million square feet in 11 locations worldwide.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking” statements. These forward-looking statements may contain statements of intent, belief or current expectations of PEMSTAR Inc. and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences for PEMSTAR include but are not limited to: recession or decline in economic conditions; rumors or threats of war; actual conflicts or trade disruptions; trade disruptions resulting from world health alerts or actual disease outbreaks; changes in demand for electronics manufacturing services; changes in demand by major customers due to cancellations, reductions or delays of orders; shortages or price fluctuations in component parts; difficulties managing expansion and integration of acquired or restructured businesses; increased competition; and other risk factors listed from time to time in PEMSTAR’s Securities and Exchange Commission filings, including but not limited to risks as included in PEMSTAR’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and PEMSTAR’s quarterly reports filed on form 10-Q filed with the SEC.

This press release may also include forward-looking statements regarding the proposed merger of Pemstar Inc. with Benchmark Electronics, Inc. These forward-looking statements include, for example, statements regarding benefits of the proposed merger, the likelihood and timing of the closing of the proposed merger, integration plans and expected synergies and anticipated future financial and operating performance and results, including estimates for growth. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include, for example, the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Pemstar Inc.’s shareholders to approve the transaction; the risk that the businesses will not be integrated successfully or that anticipated synergies will not be achieved or will take longer to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees, suppliers or governmental entities; unexpected transaction costs or liabilities; economic conditions; and other specific factors discussed in documents filed with the SEC by both Pemstar Inc. and Benchmark Electronics, Inc.

ADDITIONAL INFORMATION

This communication may be deemed to be a solicitation of a proxy from any security holder of Pemstar Inc. Benchmark Electronics, Inc. intends to file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Pemstar Inc. that also constitutes a prospectus of Benchmark Electronics, Inc., which will be sent to the shareholders of Pemstar Inc. Shareholders are urged to read the proxy statement/prospectus and any other relevant document when they become available, because they will contain important information about Benchmark Electronics, Inc., Pemstar Inc. and the proposed transaction. A definitive proxy statement will be sent to shareholders of Pemstar Inc. seeking approval of the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Pemstar Inc., upon written request to Pemstar Inc., 3535 Technology Drive, N.W., Rochester, Minnesota 55901, or by calling (507) 535-4104.

PARTICIPANTS IN THE PROPOSED TRANSACTION

Pemstar Inc. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pemstar Inc. may be found in its 2006 Annual Report on Form 10-K filed with the SEC on June 23, 2006 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on June 30, 2006. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Contacts:

Greg S. Lea PEMSTAR Inc. Executive Vice President & Chief Financial Officer Phone: 507-292-6941 Email: greg.lea@pemstar.com	David Pasquale The Ruth Group Executive Vice President Phone: 646-536-7006 Email: dpasquale@theruthgroup.com

Pemstar Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2005	2006	2005
Net sales	$212,310	$211,074	$424,763	$420,917
Cost of goods sold	195,326	204,010	394,199	408,364

Gross profit	16,984	7,064	30,564	12,553

Selling, general and administrative expenses	10,393	10,491	19,165	22,627
Restructuring and impairment charges	11	7,893	(2,466)	10,239

Operating income (loss)	6,580	(11,320)	13,865	(20,313)

Other expense (income) – net	357	(884)	659	(948)
Interest expense	2,025	2,771	4,179	4,448

Income (loss) before income taxes	4,198	(13,207)	9,027	(23,813)

Income tax expense (benefit)	1,004	168	1,212	(524)

Income (loss) from continuing operations	3,194	(13,375)	7,815	(23,289)
Income (loss) from discontinued operations	33	(83)	181	(7,789)

Net income (loss)	$3,227	$(13,458)	$7,996	$(31,078)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.07	$(0.30)	$0.18	$(0.52)
Income (loss) from discontinued operations	0.00	(0.00)	0.00	(0.17)

Net income (loss)	$0.07	$(0.30)	$0.18	$(0.69)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.07	$(0.30)	$0.17	$(0.52)
Income (loss) from discontinued operations	0.00	(0.00)	0.00	(0.17)

Net income (loss)	$0.07	$(0.30)	$0.17	$(0.69)

Shares used in computing net income (loss) per common share:
Basic	45,328	45,184	45,371	45,199
Diluted	49,257	45,184	49,018	45,199

Pemstar Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2006	March 31, 2006
Assets
Current assets:
Cash and equivalents	$21,165	$17,903
Accounts receivable, net	138,772	121,107
Recoverable income taxes	347	222
Inventories	76,432	54,544
Unbilled services	8,698	6,214
Deferred income taxes	928	914
Value added tax receivable	24,475	18,799
Prepaid expenses and other	12,000	9,333
Assets related to discontinued operations	436	437

Total current assets	283,253	229,473

Property, plant and equipment, net	55,960	61,073
Goodwill	33,878	33,878
Deferred income taxes	3,240	3,975
Other assets	6,701	5,817
Non-current assets related to discontinued operations	16	16

Total assets	$383,048	$334,232

Liabilities and shareholders’ equity
Current liabilities:
Cash overdraft	$3,302	$4,110
Revolving credit facilities and current maturities of long-term debt	88,272	75,983
Current maturities of capital lease obligations	300	482
Accounts payable	120,772	82,325
Income taxes payable	1,841	1,497
Value added tax payable	13,488	15,626
Accrued expenses and other	28,851	25,589
Liabilities related to discontinued operations	1,260	1,637

Total current liabilities	258,086	207,249

Long-term debt, less current maturities	5,954	11,967
Capital lease obligations, less current maturities	11,520	11,640
Other liabilities and deferred credits	3,100	8,634

Shareholders’ equity:
Common stock, par value $0.01 per share—authorized 150,000 shares, issued and outstanding 45,449 shares at September 30, 2006 and 45,289 shares at March 31, 2006	455	453
Additional paid-in capital	255,505	255,165
Accumulated other comprehensive income	2,534	1,226
Accumulated deficit	(154,106)	(162,102)

	104,388	94,742

Total liabilities and shareholders’ equity	$383,048	$334,232

Pemstar Inc.

Reconciliation of Non-GAAP financial disclosures

(In thousands)

Adjusted EBITDA

	Three months ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Net income (loss)	$3,227	$4,768	$1,913	$1,012
Interest	2,025	2,153	2,370	2,769
Tax expense (benefit)	1,004	208	(435)	(6)
Depreciation	3,130	3,403	3,844	3,793
Amortization	2	5	11	11
Restructuring charges (reversals)	25	(2,638)	(124)	153

Earnings before interest, taxes, depreciation and amortization (EBITDA) without restructuring charges	$9,413	$7,899	$7,579	$7,732

Adjusted Percentages
	Industrial	Computing and Data Storage	Communications	Medical
Amounts
Net Sales	$85,690	$49,920	$72,448	$4,251
Cost of materials bought and resold in turnkey China business	—	—	(52,485)	—

Adjusted net sales	$85,690	$49,920	$19,963	$4,251

Percentages
Net Sales	40.4%	23.5%	34.1%	2.0%
Adjusted net sales	53.6%	31.2%	12.5%	2.7%